Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated March 28, 2005, appearing with respect to the financial statements and financial highlights of Jefferson National Life Annuity Account H included in the Registration Statement on Form N-4 (No. 333-90737 and 811-09693) and the related Prospectus of Jefferson National Life Annuity Account H dated May 1, 2006.


We also consent to the use of our report dated March 28, 2005, appearing with respect to the statutory-basis financial statements of Jefferson National Life Insurance Company included in this Registration Statement dated May 1, 2006. Such report expresses our opinion that the Jefferson National Life Insurance Company's 2004 statutory-basis financial statements present fairly, in all material respects, the financial position of Jefferson National Life Insurance Company at December 31, 2004, and the results of its operations and cash flows for the year then ended in conformity with statutory accounting practices prescribed or permitted by the Texas State Insurance Department and not in conformity with accounting principles generally accepted in the United States.




/s/ Ernst & Young LLP
New York, New York
April 25, 2006

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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated February 24, 2006 for Jefferson National Life Annuity Account H in the Registration Statement on Form N-4 (No. 333-90737 and 811-09693) and the related Prospectus of Jefferson National Life Annuity Account H dated May 1, 2006.

We also consent to the use of our report on Jefferson National Life Insurance Company dated March 24, 2006 included in this Registration Statement. Such report expresses our opinion that Jefferson National Life Insurance Company's statutory-basis financial statements present fairly, in all material respects, the financial position of Jefferson National Life Insurance Company at December 31, 2005, and the results of its operations and cash flows for the year then ended in conformity with statutory accounting practices prescribed or permitted by the Texas State Insurance Department and not in conformity with accounting principles generally accepted in the United States.



/s/ BDO Seidman, LLP
New York, New York
April 25, 2006